Exhibit 99.1

Arcadia Biosciences Announces Strong Second-Quarter and         First-Half 2021 Financial Results and Business Highlights

Revenues for quarter up five-fold, year-to-date up four-fold

DAVIS, Calif. (August 16, 2021) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the second quarter and first half of 2021.

“In addition to being marked by five-fold revenue growth, our second quarter was the first time Arcadia recorded sales from our consumer brands, representing a key milestone in our transformation to a dynamic producer and marketer of innovative, plant-based health and wellness products,” said Matt Plavan, CEO of Arcadia.

“The quarter was also highlighted by significant advancements in our strategic resource and capacity building, and the successful integration of operations following the Lief Brands acquisition,” he added. “We strongly believe that these initiatives, along with the profitable sale of our Bioceres shares will enable us to accelerate our current momentum and strongly position the company to achieve meaningful top-line growth.”

Q2 and Recent Operating and Business Highlights

●

Arcadia Names Veteran CPG Leader Laura Pitlik as Chief Marketing Officer. Arcadia recently named Laura Pitlik its Chief Marketing Officer to expand brand awareness of its consumer goods following several key acquisitions. A veteran CPG strategist, Pitlik launched the first national line of all-natural breads, Nature’s Pride®, for Hostess Brands, and has deep expertise in the CPG industry, leading brands such as Dr Pepper®, Wonder® Bread and On The Border® tortilla chips and salsas.

●

Arcadia Hires Lief Executives with Acquisition, Bringing Deep CPG Experience. As part of the Lief acquisition, Arcadia hired two senior CPG executives: Chris Cuvelier as Chief Growth Officer and Belinda Yao as Vice President of Operations. Cuvelier leads growth strategy and sales execution for the company’s consumer goods business. As the founder and former CEO of plant-based beverage maker Zola, Cuvelier successfully extended the Zola brand to include coconut water and grew gross revenues to more than $20 million annually.

Yao oversees supply chain manufacturing for the company, including demand planning, procurement and supplier relationships, order fulfillment, inventory management, logistics, customer service and data analytics. She is a former supply chain lead for The Dannon Company, Harmless Harvest and Zola.

The company also expanded its roster of CPG talent beyond executive roles, having attracted key individuals in finance and procurement positions who bring tenured experience from leading CPG companies.

●

Arcadia Advances Successful Integration of Lief Brands. Immediately upon the close of the Lief acquisition, Arcadia began integrating the Lief manufacturing team, leveraging overhead synergies, and scaling manufacturing capacity to meet anticipated volume growth.

●

Arcadia Completes Sale of Bioceres Shares. Arcadia successfully sold the Bioceres shares previously acquired as partial consideration for the sale of its partnership interest in Verdeca. With this sale and the up-front payments received at the time of the transaction, the company successfully monetized more than $27 million in cash from the sale of its interest in the HB4 drought tolerant soybean technology. Arcadia still retains further royalty rights up to $10 million upon commercialization of HB4.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Favorable / (Unfavorable)		2021	2020	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	1,405	281	1,124	400%	2,234	590	1,644	279%
Total operating expenses	9,088	7,157	(1,931)	(27)%	15,243	13,256	(1,987)	(15)%
Loss from operations	(7,682)	(6,876)	(806)	(12)%	(13,009)	(12,666)	(343)	(3)%
Net loss attributable to common stockholders	(5,261)	(9,689)	4,428	46%	(3,202)	(7,164)	3,962	55%

Revenues

In the second quarter of 2021, revenues were $1.4 million, compared to revenues of $281,000 in the second quarter of 2020, and first half 2021 revenues were $2.2 million, compared to $590,000 in the first half of 2020. The $1.1 million quarter-over-quarter increase was primarily driven by the sales related to the newly acquired portfolio of wellness brands, in addition to GoodHemp seed sales. The $1.6 million year-over-year increase was driven by the aforementioned, in addition to higher GoodWheat grain sales during the first quarter of 2021.

Operating Expenses

In the second quarter of 2021, operating expenses were $9.1 million compared to $7.2 million in the second quarter of 2020, and first half 2021 operating expenses were $15.2 million compared to $13.3 million in the first half of 2020.

Cost of product revenues in the second quarter of 2021 included costs associated with the newly acquired portfolio of wellness brands and $720,000 of write-downs of wheat inventories and hemp seed inventory to fair value, while the second quarter of 2020 included a $1.4 million write-off of hemp seeds that did not meet quality specifications. Cost of product revenues for the first half of 2021 were $2.4 million, or $821,000 higher than in the first half of 2020, primarily driven by sales of the newly acquired product lines.

Research and development (R&D) spending decreased by $862,000 and $1.9 million for the second quarter and six months ended June 30, 2021, respectively, primarily due to lower employee expenses as we right-sized our research teams, along with the absence of Verdeca related activity in 2021.

General and administrative (SG&A) costs for the quarter and six months ended June 30, 2021 were $2.7 million and $3.0 million higher than in the quarter and six months ended June 30, 2020, respectively, resulting in part from the acquisitions this quarter, including investment banker success fees, legal diligence and transaction fees, as well as additional salaries and benefits with the increased headcount. Marketing, advertising and consulting activities increased in 2021 as well.

Net Income Attributable to Common Stockholders

Net loss attributable to common stockholders for the second quarter of 2021 was $5.3 million, or $0.24 per share, a $4.4 million decrease from the $9.7 million, or $1.04 per share, net loss for the second quarter of 2020. The second quarter of 2021 included $2.8 million of other income for the gain on the sale of Bioceres shares and $498,000 of non-cash expense recognized as a result of the increase in the fair value of common stock warrant liabilities. The first quarter of 2020 included $3.1 million of non-cash expense for the increase in the fair value of common stock warrant liabilities.

Net loss attributable to common stockholders for the first half of 2021 was $3.2 million, or $0.15 per share, a $4.0 million decrease from the $7.2 million, or $0.80 per share, net loss for the second half of 2020. A realized gain on the sale of Bioceres shares in the amount of $10.2 million was recognized in the first half of 2021. Non-cash expense of $176,000 was recorded in the first half of 2021 for the increase in the fair value of common stock warrant liabilities, while $5.1 million of non-cash income was recorded during the first half of 2020 for the decrease in the fair value of common stock warrant liabilities.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, August 16, to discuss second-quarter financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:         +1-844-243-4690

International Dial-In:       +1-225-283-0138

Passcode:                       3389334

A live webcast of the conference call will be available on the “Investors” section of the Arcadia website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

With origins as a trailblazing developer of science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, Arcadia Biosciences (Nasdaq: RKDA) is now a producer of innovative, plant-based health and wellness products, within the portfolios of GoodWheat™ and Lief™, which includes popular brands Soul Spring™, ProVault™, Saavy Naturals® and Zola® coconut water. The company’s growing number of innovative offerings are designed to enhance quality and health benefits in an array of consumer product categories. For more information, visit https://arcadiabio.com/.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to projected revenue growth as a result of the asset acquisition. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business, including the sale of products containing CBD, and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the acquired brands and assets into Arcadia’s business; the potential impact of COVID-19 on the company’s business; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2020, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Press Contacts:

Marie Espinel or Hannah Arnold

The LAKPR Group

mespinel@lakpr.com or harnold@lakpr.com

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

LinkedIn: Arcadia Biosciences

Twitter: @ArcadiaAg

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$43,977	$14,042
Short-term investments	—	11,625
Accounts receivable	1,147	1,406
Inventories, net — current	3,897	3,812
Prepaid expenses and other current assets	1,895	811
Total current assets	50,916	31,696
Restricted cash	—	2,001
Property and equipment, net	3,740	3,539
Right of use asset	6,360	5,826
Inventories, net — noncurrent	3,890	3,485
Goodwill	1,648	408
Intangible assets, net	4,068	370
Other noncurrent assets	176	23
Total assets	$70,798	$47,348
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$5,189	$4,105
Amounts due to related parties	33	80
Debt — current	1,140	1,141
Unearned revenue — current	63	8
Operating lease liability — current	962	717
Other current liabilities	264	263
Total current liabilities	7,651	6,314
Debt — noncurrent	87	2,105
Operating lease liability — noncurrent	5,727	5,389
Common stock warrant liabilities	12,514	2,708
Other noncurrent liabilities	2,140	2,280
Total liabilities	28,119	18,796
Commitments and contingencies (Note 17)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 22,163,650 and 13,450,861 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	63	54
Additional paid-in capital	256,616	239,496
Accumulated other comprehensive income	(12)	-
Accumulated deficit	(215,027)	(211,825)
Total Arcadia Biosciences stockholders’ equity	41,640	27,725
Non-controlling interest	1,039	827
Total stockholders' equity	42,679	28,552
Total liabilities and stockholders’ equity	$70,798	$47,348

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Product	$1,379	$231	$2,183	$385
License	—	—	—	100
Royalty	26	12	51	42
Contract research and government grants	—	38	—	63
Total revenues	1,405	281	2,234	590
Operating expenses:
Cost of product revenues	1,587	1,490	2,443	1,622
Research and development	1,131	1,993	2,290	4,237
Change in fair value of contingent consideration	—	—	(140)	—
Write-down of fixed assets	—	—	210	—
Selling, general and administrative	6,370	3,674	10,439	7,397
Total operating expenses	9,088	7,157	15,243	13,256
Loss from operations	(7,682)	(6,876)	(13,009)	(12,666)
Interest expense	(1)	(6)	(8)	(9)
Other income, net	2,759	10	10,222	82
Change in fair value of common stock warrant liabilities	(498)	(3,079)	(176)	5,082
Gain on extinguishment of warrant liability	—	47	—	47
Issuance and offering costs	—	—	(769)	—
Net loss before income taxes	(5,422)	(9,904)	(3,740)	(7,464)
Income tax benefit (provision)	—	10	—	(7)
Net loss	(5,422)	(9,894)	(3,740)	(7,471)
Net loss attributable to non-controlling interest	(161)	(205)	(538)	(307)
Net loss attributable to common stockholders	$(5,261)	$(9,689)	$(3,202)	$(7,164)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.24)	$(1.04)	$(0.15)	$(0.80)
Weighted-average number of shares used in per share calculations:
Basic and diluted	21,745,403	9,327,317	21,271,960	8,989,265
Other comprehensive loss, net of tax
Unrealized losses on investment securities	—	—	—	(1)
Foreign currency translation adjustment	(12)	—	(12)	—
Other comprehensive loss	(12)	—	(12)	(1)
Comprehensive loss attributable to common stockholders	$(5,273)	$(9,689)	$(3,214)	$(7,165)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,740)	$(7,471)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	176	(5,082)
Gain on extinguishment of warrant liability	—	(47)
Change in fair value of contingent consideration	(140)	—
Issuance and offering costs	769	—
Depreciation	484	182
Amortization of intangible assets	48	—
Lease amortization	639	484
Loss on disposal of fixed assets	135	—
Net amortization of investment premium	—	(44)
Stock-based compensation	681	1,367
Realized gain on corporate securities	(10,222)	—
Write-down of fixed assets	210	—
Write-down of inventory and prepaid production costs	983	1,421
Changes in operating assets and liabilities:	—	—
Accounts receivable	259	199
Inventories	(633)	(8,031)
Prepaid expenses and other current assets	(938)	(1,276)
Other noncurrent assets	(153)	(15)
Accounts payable and accrued expenses	1,083	2,252
Amounts due to related parties	(47)	(18)
Unearned revenue	56	(42)
Other current liabilities	1	—
Other noncurrent liabilities	(1)	(43)
Operating lease payments	(590)	(384)
Net cash used in operating activities	(10,940)	(16,548)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(713)	(1,749)
Purchases of investments	—	(1,292)
Acquisitions, net of cash acquired	(4,250)	—
Proceeds from sales and maturities of investments	21,845	17,650
Net cash provided by investing activities	16,882	14,609
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	25,147	—
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	(1,912)	—
Proceeds from warrant exercises from June 2018 Offering	—	6,822
Proceeds from borrowings	—	3,108
Payment of transaction costs relating to extinguishment of warrant liability	—	(594)
Principal payments on debt	(2,019)	(15)
Proceeds from ESPP purchases	27	14
Capital contributions received from non-controlling interest	750	1,182
Net cash provided by financing activities	21,993	10,517
Effects of foreign currency translation on cash and cash equivalents	(1)	—
Net increase in cash, cash equivalents and restricted cash	27,934	8,578
Cash, cash equivalents and restricted cash — beginning of period	16,043	8,417
Cash, cash equivalents and restricted cash — end of period	$43,977	$16,995
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$1	$—
Cash paid for interest	$21	$6
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$—	$37
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	$—	$215
Shares of common stock issued at closing of Arcadia Wellness transaction	$2,053	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$942	$—
Right of use assets obtained in exchange for new operating lease liabilities	$913	$3,947
Purchases of fixed assets included in accounts payable and accrued expenses	$58	$—

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